Exhibit 99.2

ALARION FINANCIAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
	Unaudited September,	December 31,
	2014	2013
Assets

Cash and due from banks	$3,837	$5,693
Interest-bearing deposits in banks	293	235
Federal funds sold	430	35
Total cash and cash equivalents	4,560	5,963
Securities available for sale, at fair value	39,362	43,067
Loans, net allowance for loan losses of $3,832 and $4,054	203,656	196,777
Loans held for sale	6,753	9,234
Accrued interest receivable	714	839
Premises and equipment, net	13,944	14,669
Other real estate owned, net	2,549	2,923
Federal Home Loan Bank Stock, at cost	926	1,211
Deferred income taxes	3,659	4,496
Other assets	348	352

	$276,471	$279,531

Liabilities and Stockholders' Equity

Noninterest bearing deposits	$33,264	$32,554
NOW, money-market and savings deposits	87,999	95,482
Time deposits less than $100,000	73,389	72,947
Time deposits greater than $100,000	35,287	28,180
Total deposits	229,939	229,163
Federal funds purchased	-	2,000
Federal Home Loan Bank advances	13,000	19,500
Other borrowings	3,224	2,956
Accrued interest payable	282	229
Accrued expenses and other liabilities	3,942	1,145
Total liabilities	250,387	254,993
Commitments and Contingencies
Stockholders' equity
Preferred stock, par value; $0.01; 1,000,000 shares authorized;
Preferred stock, Series A, $.01 par value; $1,000 liquidation
value; 6,514 shares issued and outstanding	-	-
Preferred stock, Series B, $.01 par value; $1,000 liquidation
value; 326 shares issued and outstanding	-	-
Additional paid-in capital, preferred	6,840	6,840
Preferred stock discount	-	(4)
Common stock, par value $0.01; 4,000,000 shares authorized; 2,633,208 issued and outstanding	26	26
Additional paid-in capital, common	26,595	26,595
Accumulated deficit	(7,387)	(8,309)
Accumulated other comprehensive income (loss)	10	(610)
Total stockholders' equity	26,084	24,538
	$276,471	$279,531

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ALARION FINANCIAL SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
For the Nine Months Ended September 30, 2014 and 2013
(Dollars in Thousands except per share data)
	For the Nine Months Ended September 30,
	2014	2013
Interest income:
Loans	$7,167	$7,009
Securities	931	756
Other	13	31
	8,111	7,796

Interest expense:
Deposits	1,119	1,225
Borrowings	451	446
	1,570	1,671

Net interest income	6,541	6,125
Provision for loan losses	50	1,025
Net interest income after provision	6,491	5,100

Noninterest income
Deposit account fees	305	280
Net gain on sale of securities	-	88
Net gain on sale of loans held for sale	2,860	2,800
Other	683	1,316
	3,848	4,484

Noninterest expense
Salaries and employee benefits	4,522	4,679
Occupancy and equipment	1,225	951
Data processing	740	627
Professional fees	722	599
Advertising and promotion	137	200
Office supplies and printing	117	87
Other real estate owned expenses	(6)	245
FDIC assessment	288	291
Other	1,199	1,278
	8,944	8,957

Income before income taxes	1,395	627

Applicable income tax	468	188

Net income	$927	$439
Preferred stock dividend requirement and
Accretion of preferred stock to par	462	315
Net earnings available to
common shareholders	$465	$124

ALARION FINANCIAL SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
For the Nine Months Ended September 30, 2014 and 2013
(Dollars in Thousands)
	For the Nine Months Ended September 30,
	2014	2013

Net earnings	$927	$439

Other comprehensive income (loss):
Change in unrealized gain on investments:
Unrealized gain (loss) arising during the period	990	(1,474)
Reclassification adjustment for realized gains	-	(89)
Net change in unrealized gain (loss)	990	(1,563)

Deferred income tax (benefit) expense
on above change	(371)	586
Total other comprehensive income (loss)	619	(977)

Comprehensive income (loss)	$1,546	$(538)

ALARION FINANCIAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Nine Months Ended September, 30 2014 (Unaudited)
And The Year Ended December 31, 2013
(Dollars in Thousands, except per share data)

											Accumulated
Preferred Stock							Common Stock				Other
					Additional				Additional		Compre-
Series A			Series B		Paid-In				Paid-In	Accumulated	hensive
Shares		Amount	Shares	Amount	Capital	Discount	Shares	Par Value	Capital	Deficit	Income (Loss)	Total

Balance, December 31, 2012	6,514	$-	326	$-	$6,840	$(69)	2,633,208	$26	$26,595	$(8,805)	$430	$25,017
Net earnings	-	-	-	-	-	-	-	-	-	561	-	561
Net change in unrealized gain
on securities available for sale,
net of taxes $621	-	-	-	-	-	-	-	-	-	-	(1,040)	(1,040)
Series B preferred stock
accretion of discount	-	-	-	-	-	65	-	-	-	(65)	-	-
Balance, December 31 ,2013	6,514	-	326	-	6,840	(4)	2,633,208	26	26,595	(8,309)	(610)	24,538
Net earnings	-	-	-	-	-	-	-	-	-	926	-	926
Net change in unrealized gain
on securities available for sale	-	-	-	-	-	-	-	-	-	-	620	620
Series B preferred stock
Accretion discount	-	-	-	-	-	4	-	-	-	(4)	-	-
Balance, September 30, 2014	6,514	$-	326	$-	$6,840	$-	2,633,208	$26	$26,595	$(7,387)	$10	$26,084

ALARION FINANCIAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2014	2013

OPERATING ACTIVITIES
Net earnings	$927	$439
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for loan losses	50	1,025
Depreciation and amortization	761	443
Gain on sale of loans held for sale	(2,860)	(2,800)
Loans originated for sale	(58,545)	(100,232)
Proceeds from loans sold	63,647	111,833
Net amortization of deferred loan fees and costs	168	109
Deferred income taxes	468	188
(Gain) Loss on sale of other real estate owned	(92)	5
Provision for other real estate owned	-	78
Net gain on sale of securities	-	(88)
Net amortization of premiums and discounts on securities available for sale	310	3,904
Net decrease in accrued interest receivable	125	130
Net increase (decrease) in accrued interest payable	53	(30)
Net decrease in other assets	2,004	132
Net increase in accrued expenses and other liabilities	797	809

Net cash provided by operating activities	7,813	15,945

INVESTING ACTIVITIES

Purchases of securities available for sale	-	(15,906)
Proceeds from sales, principal repayments, principal pay-ups and
maturities on securities available for sale	4,383	11,716
Net (increase) decrease in loans	(6,957)	878
Purchase of premises and equipment	(36)	(394)
Proceeds from sale of other real estate owned	565	1,131
Redemption of Federal Home Loan Bank Stock	285	93

Net cash used in investing activities	(1,760)	(2,482)
FINANCING ACTIVITIES

Net increase (decrease) in deposits	776	(5,831)
Net increase in other borrowings	268	2,067
Net decrease in federal funds purchased	(2,000)	-
Net decrease in Federal Home Loan Bank advances	(6,500)	-
Net cash used in financing activities	(7,456)	(3,764)

Net (decrease) increase in cash and due from banks	(1,403)	9,699

Cash and due from banks at beginning of period	5,963	5,794

Cash and due from banks at end of period	$4,560	$15,493

(Continued)

ALARION FINANCIAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2014	2013
et
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$1,517	$1,701

NONCASH TRANSACTIONS
Accumulated other comprehensive income (loss),
net change in unrealized gain on securities
available for sale, net of taxes	$620	$(976)
Transfer of loans to other real estate owned	$99	$835
Series B preferred stock accretion of discount	$4	$49